Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FIRST QUARTER EARNINGS OF $75.5 MILLION
Improved Economic Forecast Drives $35 Million Provision Credit

OLNEY, MARYLAND, April 22, 2021 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, today reported net income of $75.5 million ($1.58 per diluted common share) for the first quarter of 2021. The current quarter’s result compares to net income of $10.0 million ($0.28 per diluted common share) for the first quarter of 2020 and net income of $56.7 million ($1.19 per diluted common share) for the fourth quarter of 2020.

Core earnings for the current quarter, which exclude the impact of the provision for credit losses and provision on unfunded loan commitments, merger and acquisition expense, loss on FHLB redemptions, amortization of intangibles and investment securities gains, each on an after-tax basis, were $56.9 million ($1.20 per diluted common share), compared to $29.6 million ($0.85 per diluted common share) for the quarter ended March 31, 2020 and $55.7 million ($1.18 per diluted common share) for the quarter ended December 31, 2020.

The current quarter's provision for credit losses was a credit of $34.7 million as compared to a credit of $4.5 million for the fourth quarter of 2020. The current quarter's large credit for the provision for credit losses compared to the prior quarter is principally the result of a decline in the forecasted unemployment rate and, to a lesser degree, improvements in other forecasted macroeconomic indicators.

“We delivered a solid first quarter. We are pleased with the stability in the margin, the contributions of our fee-based lines of business, the improved economic forecast and the resiliency of our loan portfolio’s credit quality. Our credit outlook is strong, and we are ready to help our clients reopen, recover and emerge stronger than ever,” said Daniel J. Schrider, President and CEO.

“We also look forward to entering the next phase of our return-to-work plan. We will apply the lessons we have learned about remote work and how we can use technology to do our jobs more effectively, but it is our goal to welcome our employees back to our offices in the months ahead. As a company that prioritizes people and relationships, we believe that in-person collaboration is what is best for our culture and how we do business.”

First Quarter Highlights:

•Total assets at March 31, 2021, grew 44% to $12.9 billion compared to March 31, 2020, primarily due to the Revere Bank (“Revere”) acquisition in the second quarter of 2020. During this period, the participation in the Paycheck Protection Program ("PPP" or "PPP Program") resulted in the addition of $1.3 billion in outstanding commercial business loans. As a result of these strategic initiatives, loans and deposits grew by 55% and 62%, respectively.

•The net interest margin was 3.56% for the first quarter of 2021, compared to 3.29% for the same quarter of 2020, and 3.38% for the fourth quarter of 2020. Excluding the impact of the amortization of the fair value marks derived from acquisitions, the current quarter’s net interest margin would have been 3.46%, compared to 3.27% for first quarter of 2020, and 3.31% for the fourth quarter of 2020.

•The provision for credit losses was a credit of $34.7 million for the current quarter compared to the prior quarter’s credit to the provision of $4.5 million. The significant credit to the provision was primarily the result of the improvement in the forecasted unemployment rate.

•Non-interest income for the current quarter increased by 59% or $10.7 million compared to the prior year quarter, as a result of a 235% increase in income from mortgage banking activities and 25% growth in wealth management income as a result of the acquisition of Rembert Pendleton Jackson (“RPJ”) in the first quarter of the prior year.

•Non-interest expense increased $20.4 million or 43% for the first quarter of 2021, compared to the prior year quarter. This increase was driven primarily by two factors: the impact of the acquisitions of Revere and RPJ, which increased compensation and operational costs, in addition to intangible asset amortization, and $9.1 million in prepayment penalties incurred on the early redemption of FHLB advances in the first quarter of the current year.

•Return on average assets (“ROA”) for the quarter ended March 31, 2021 was 2.39% and return on average tangible common equity (“ROTCE”) was 28.47%. This compares to ROA of 1.78% and ROTCE of 21.89% for the prior quarter. The non-GAAP efficiency ratio for the first quarter of 2021 was 42.65% compared to 45.09% for the fourth quarter of 2020.

•During the quarter, the dividend was increased to $0.32 from $0.30 per common share.

Balance Sheet and Credit Quality

Total assets grew to $12.9 billion at March 31, 2021, as compared to $8.9 billion at March 31, 2020. Year-over-year asset growth was primarily the result of the acquisition of Revere in April 2020, in addition to the Company’s participation in the PPP program. During this period, total loans grew by 55% to $10.4 billion at March 31, 2021, compared to $6.7 billion at March 31, 2020. Excluding PPP loans, total loans grew 36% to $9.1 billion at March 31, 2021 as compared to the prior year quarter. The 2020 acquisition of Revere drove the majority of the increase in commercial loans, which, excluding PPP loans, grew 49% or $2.5 billion. The residential mortgage loan portfolio decreased 8% year-over-year as the majority of loan originations during the past year were sold in the secondary market. Consumer loan growth during the year was 9%, also a result of the acquisition. Deposit growth was 62% during the past twelve months, as noninterest-bearing deposits experienced growth of 94% and interest-bearing deposits grew 48%. This growth was driven primarily by the Revere acquisition and, to a lesser extent, the PPP program.

During the current quarter the Company originated $446.0 million in first and second draw loans under the reinitiated PPP program. During the quarter, the Company recognized $7.9 million of fees into interest income from the total fees received under the program. In addition to processing applications for new loans under the reinitiated PPP program, the Company began accepting digital PPP forgiveness applications. As of April 9, 2021, $218.2 million of the Company's PPP loans have been granted forgiveness by the SBA.

During the first quarter of 2021, total loans, excluding PPP, declined $194.7 million as compared to December 31, 2020. This decline was a reflection of the high level of early pay-offs coupled with lower seasonally affected loan production. It is believed that this trend is temporary, and that due to the current credit resiliency of the portfolio and significant availability of liquidity, that the Company is well positioned for future loan growth.

At the end of the current quarter, 176 loans with an aggregate balance of $233.0 million remain in deferral status, of which non-accrual loans comprised $56.7 million. Currently, the vast majority of loans that had been granted modifications/deferrals due to pandemic related financial stress have returned to their original payment plans.

Tangible common equity increased to $1.1 billion or 8.90% of tangible assets at March 31, 2021, compared to $726.8 million or 8.51% at March 31, 2020, as a result of the equity issuance in the Revere acquisition. The year-over-year change in tangible common equity also reflects the increase in intangible assets and goodwill associated with the Revere acquisition. Excluding the impact of the PPP program from tangible assets at March 31, 2021, the tangible common equity ratio would be 9.94%. At March 31, 2021, the Company had a total risk-based capital ratio of 15.49%, a common equity tier 1 risk-based capital ratio of 12.09%, a tier 1 risk-based capital ratio of 12.09%, and a tier 1 leverage ratio of 9.14%.

The level of non-performing loans to total loans was 0.94% at March 31, 2021, compared to 0.80% at March 31, 2020, and 1.11% at December 31, 2020. At March 31, 2021, non-performing loans totaled $98.7 million, compared to $54.0 million at March 31, 2020, and $115.5 million at December 31, 2020. During the current quarter, the Company realized the full settlement of $16.0 million in non-accrual loans and recognized $1.3 million in interest income. Non-performing loans include non-accrual loans, accruing loans 90 days or more past due and restructured loans. The year-over-year growth in non-performing loans was driven by two major components: loans placed on non-accrual status and acquired Revere non-accrual loans. Loans placed on non-accrual during the current quarter amounted to $0.4 million compared to $2.4 million for the prior year quarter and $54.7 million for the fourth quarter of 2020. Loans in non-accrual status at quarter end included a small number of large borrowing relationships within the hospitality sector with an aggregate balance of $43.8 million. These large relationships are collateral dependent and required no individual reserves due to sufficient values of the underlying collateral.

The Company recorded net charge-offs of $0.3 million for the first quarter of 2021, as compared to net charge-offs of $0.5 million for both the first quarter of 2020 and fourth quarter of 2020.

At March 31, 2021, the allowance for credit losses was $130.4 million or 1.25% of outstanding loans and 132% of non-performing loans, compared to $165.4 million or 1.59% of outstanding loans and 143% of non-performing loans at December 31, 2020. Excluding PPP loans, the allowance for credit losses to outstanding loans was 1.43% and 1.77%, at March 31, 2021 and December 31, 2020, respectively.

Income Statement Review

Quarterly Results

Net interest income for the first quarter of 2021 increased 63% compared to the first quarter of 2020, driven primarily by the acquisition of Revere. The PPP program contributed $10.9 million to net interest income for the quarter, of which $7.9 million represented PPP fees. The net interest margin for the first quarter of 2021 was 3.56% as compared to 3.29% for the same quarter of the prior year. Excluding the net $2.9 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin for the current quarter would have been 3.46% compared to the adjusted net interest margin of 3.27% for the first quarter of 2020.

The provision for credit losses was a credit of $34.7 million for the first quarter of 2021, compared to a charge of $24.5 million for the first quarter of 2020, and a credit of $4.5 million for the fourth quarter of 2020. The significant credit in the current quarter’s provision for credit losses, compared to the prior quarter's credit to the provision, reflects the impact of the improvement in the most recent forecasted unemployment rate. Other economic metrics and factors also contributed to benefit the current quarter's credit to the provision, which were partially offset by qualitative factors applied in the determination of the allowance.

Non-interest income increased $10.7 million or 59% during the current quarter compared to the same quarter of the prior year. Income from mortgage banking activities increased by $7.1 million during the current quarter compared to the prior year quarter. Mortgage banking income declined to $10.2 million for the three months ended March 31, 2021 compared to $14.5 million for the previous quarter as a result of decreasing margins on mortgages sold during the quarter. Additionally, wealth management income increased $1.8 million as a result of the first quarter 2020 acquisition of RPJ. During the quarter, other non-interest income increased $2.1 million compared to the same quarter of last year due to income from loan pay-off activity. The growth of these three categories of non-interest income more than compensated for the decline in service fee income from the prior year quarter.

Non-interest expense increased 43% or $20.4 million compared to the prior year quarter. The current quarter's results contained prepayment penalties of $9.1 million from the early redemption of $279.0 million of FHLB advances with an average rate of 2.63%. Excluding the impact of the prepayment penalties and merger and acquisition expense, non-interest expense grew 27% year-over-year primarily as a result of the compensation and operational costs relating to the 2020 Revere and RPJ acquisitions, in addition to an increase in FDIC insurance and the amortization of intangible assets.

The effective tax rate for the current quarter was significantly higher compared to the prior year quarter. The first quarter of 2020 included the impact of a tax provision contained in the Coronavirus Aid, Relief, and Economic Security Act that expanded the time permitted to utilize previous net operating losses. The Company applied this change in conjunction with 2018 acquisition of WashingtonFirst Bankshares, Inc. to realize a tax benefit of $1.8 million in the prior year quarter.

The non-GAAP efficiency ratio was 42.65% for the current quarter as compared to 54.76% for the first quarter of 2020, and 45.09% for the fourth quarter of 2020. The decrease in the efficiency ratio (reflecting an increase in efficiency) from the first quarter of last year to the current year quarter was the result of the $50.9 million growth in non-GAAP revenue outpacing the $11.6 million growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio is non-GAAP in that it excludes amortization of intangible assets, loss on FHLB redemption, merger and acquisition expense and investment securities gains and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per share, core return on average assets and core return on average tangible common equity reflect net income exclusive of the provision/(credit) for credit losses, provision/(credit) for credit losses on unfunded loan commitments, merger and acquisition expense, amortization of intangible assets, loss on FHLB redemption, and investment securities gains, in each case net of tax.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until May 6, 2021. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10153566.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 60 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the length of time that the pandemic continues, the imposition or re-imposition of stay-at-home orders and restrictions on business activities or travel; the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; the remedial actions and stimulus measures adopted by federal, state and local governments; the inability of employees to work due to illness, quarantine, or government mandates; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2020, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended March 31,		% Change
(Dollars in thousands, except per share data)	2021	2020
Results of operations:
Net interest income	$104,600	$64,334	63%
Provision/ (credit) for credit losses	(34,708)	24,469	n/m
Non-interest income	28,866	18,168	59
Non-interest expense	68,173	47,746	43
Income before income tax expense	100,001	10,287	872
Net income	75,464	9,987	656

Net income attributable to common shareholders	$74,824	$9,919	654
Pre-tax pre-provision pre-merger income (1)	$65,338	$36,210	80

Return on average assets	2.39%	0.46%
Return on average common equity	20.72%	3.55%
Return on average tangible common equity	28.47%	5.34%
Net interest margin	3.56%	3.29%
Efficiency ratio - GAAP basis (2)	51.08%	57.87%
Efficiency ratio - Non-GAAP basis (2)	42.65%	54.76%

Per share data:
Basic net income per common share	$1.59	$0.29	448%
Diluted net income per common share	$1.58	$0.28	464
Weighted average diluted common shares	47,415,060	34,743,623	36
Dividends declared per share	$0.32	$0.30	7
Book value per common share	$32.04	$32.68	(2)
Tangible book value per common share (1)	$23.54	$21.27	11
Outstanding common shares	47,187,389	34,164,672	38

Financial condition at period-end:
Investment securities	$1,472,727	$1,250,560	18%
Loans	10,446,866	6,722,992	55
Interest-earning assets	12,132,405	8,222,589	48
Assets	12,873,366	8,929,602	44
Deposits	10,677,752	6,593,874	62
Interest-bearing liabilities	7,423,262	5,732,349	29
Stockholders' equity	1,511,694	1,116,334	35

Capital ratios:
Tier 1 leverage (3)	9.14%	8.78%
Common equity tier 1 capital to risk-weighted assets (3)	12.09%	10.23%
Tier 1 capital to risk-weighted assets (3)	12.09%	10.23%
Total regulatory capital to risk-weighted assets (3)	15.49%	14.09%
Tangible common equity to tangible assets (4)	8.90%	8.51%
Average equity to average assets	11.54%	12.99%

Credit quality ratios:
Allowance for credit losses to loans	1.25%	1.28%
Non-performing loans to total loans	0.94%	0.80%
Non-performing assets to total assets	0.78%	0.62%
Allowance for credit losses to non-performing loans	132.08%	159.02%
Annualized net charge-offs to average loans (5)	0.01%	0.03%
n/m - not meaningful
(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; securities gains from non-interest income and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at March 31, 2021.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended March 31,
(Dollars in thousands)	2021	2020
Pre-tax pre-provision pre-merger income:
Net income	$75,464	$9,987
Plus/ (less) non-GAAP adjustments:
Merger and acquisition expense	45	1,454
Income tax expense	24,537	300
Provision/ (credit) for credit losses	(34,708)	24,469
Pre-tax pre-provision pre-merger income	$65,338	$36,210

Efficiency ratio (GAAP):
Non-interest expense	$68,173	$47,746

Net interest income plus non-interest income	$133,466	$82,502

Efficiency ratio (GAAP)	51.08%	57.87%

Efficiency ratio (Non-GAAP):
Non-interest expense	$68,173	$47,746
Less non-GAAP adjustments:
Amortization of intangible assets	1,697	600
Loss on FHLB redemption	9,117	—
Merger and acquisition expense	45	1,454
Non-interest expense - as adjusted	$57,314	$45,692

Net interest income plus non-interest income	$133,466	$82,502
Plus non-GAAP adjustment:
Tax-equivalent income	980	1,108
Less non-GAAP adjustment:
Investment securities gains	58	169
Net interest income plus non-interest income - as adjusted	$134,388	$83,441

Efficiency ratio (Non-GAAP)	42.65%	54.76%

Tangible common equity ratio:
Total stockholders' equity	$1,511,694	$1,116,334
Goodwill	(370,223)	(369,708)
Other intangible assets, net	(30,824)	(19,781)
Tangible common equity	$1,110,647	$726,845

Total assets	$12,873,366	$8,929,602
Goodwill	(370,223)	(369,708)
Other intangible assets, net	(30,824)	(19,781)
Tangible assets	$12,472,319	$8,540,113

Tangible common equity ratio	8.90%	8.51%

Outstanding common shares	47,187,389	34,164,672
Tangible book value per common share	$23.54	$21.27

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended March 31,
(Dollars in thousands)	2021	2020
Core earnings (non-GAAP):
Net income	$75,464	$9,987
Plus/ (less) non-GAAP adjustments (net of tax):
Provision/ (credit) for credit losses	(25,857)	18,242
Provision/ (credit) for credit losses on unfunded loan commitments	(705)	—
Merger and acquisition expense	34	1,084
Amortization of intangible assets	1,264	447
Loss on FHLB redemption	6,792	—
Investment securities gains	(43)	(126)
Core earnings (Non-GAAP)	$56,949	$29,634

Core earnings per common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	47,415,060	34,743,623

Earnings per diluted common share (GAAP)	$1.58	$0.28
Core earnings per diluted common share (non-GAAP)	$1.20	$0.85

Core return on average assets (non-GAAP):
Average assets (GAAP)	$12,801,539	$8,699,342

Return on average assets (GAAP)	2.39%	0.46%
Core return on average assets (non-GAAP)	1.80%	1.37%

Core return on average tangible common equity (non-GAAP):
Average total stockholders' equity (GAAP)	$1,477,150	$1,130,051
Average goodwill	(370,223)	(366,044)
Average other intangible assets, net	(31,896)	(11,810)
Average tangible common equity (non-GAAP)	$1,075,031	$752,197

Return on average tangible common equity (GAAP)	28.47%	5.34%
Core return on average tangible common equity (non-GAAP)	21.48%	15.85%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Assets
Cash and due from banks	$100,739	$93,651	$79,185
Federal funds sold	285	291	131
Interest-bearing deposits with banks	127,597	203,061	181,792
Cash and cash equivalents	228,621	297,003	261,108
Residential mortgage loans held for sale (at fair value)	84,930	78,294	67,114
Investments available-for-sale (at fair value)	1,427,880	1,348,021	1,187,607
Other equity securities	44,847	65,760	62,953
Total loans	10,446,866	10,400,509	6,722,992
Less: allowance for credit losses	(130,361)	(165,367)	(85,800)
Net loans	10,316,505	10,235,142	6,637,192
Premises and equipment, net	55,361	57,720	57,617
Other real estate owned	1,354	1,455	1,416
Accrued interest receivable	44,559	46,431	23,870
Goodwill	370,223	370,223	369,708
Other intangible assets, net	30,824	32,521	19,781
Other assets	268,262	265,859	241,236
Total assets	$12,873,366	$12,798,429	$8,929,602

Liabilities
Noninterest-bearing deposits	$3,770,852	$3,325,547	$1,939,937
Interest-bearing deposits	6,906,900	6,707,522	4,653,937
Total deposits	10,677,752	10,033,069	6,593,874
Securities sold under retail repurchase agreements and federal funds purchased	189,318	543,157	125,305
Advances from FHLB	100,000	379,075	754,061
Subordinated debt	227,044	227,088	199,046
Total borrowings	516,362	1,149,320	1,078,412
Accrued interest payable and other liabilities	167,558	146,085	140,982
Total liabilities	11,361,672	11,328,474	7,813,268

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 47,187,389, 47,056,777 and 34,164,672 at March 31, 2021, December 31, 2020 and March 31, 2020, respectively	47,187	47,057	34,165
Additional paid in capital	849,606	846,922	562,891
Retained earnings	617,553	557,271	512,934
Accumulated other comprehensive income/ (loss)	(2,652)	18,705	6,344
Total stockholders' equity	1,511,694	1,469,955	1,116,334
Total liabilities and stockholders' equity	$12,873,366	$12,798,429	$8,929,602

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2021	2020
Interest income:
Interest and fees on loans	$107,428	$75,882
Interest on loans held for sale	537	291
Interest on deposits with banks	46	180
Interest and dividends on investment securities:
Taxable	3,899	6,132
Tax-advantaged	2,351	1,372
Interest on federal funds sold	—	1
Total interest income	114,261	83,858
Interest Expense:
Interest on deposits	4,830	13,518
Interest on retail repurchase agreements and federal funds purchased	53	580
Interest on advances from FHLB	2,276	3,145
Interest on subordinated debt	2,502	2,281
Total interest expense	9,661	19,524
Net interest income	104,600	64,334
Provision/ (credit) for credit losses	(34,708)	24,469
Net interest income after provision/ (credit) for credit losses	139,308	39,865
Non-interest income:
Investment securities gains	58	169
Service charges on deposit accounts	1,852	2,253
Mortgage banking activities	10,169	3,033
Wealth management income	8,730	6,966
Insurance agency commissions	2,153	2,129
Income from bank owned life insurance	680	645
Bank card fees	1,518	1,320
Other income	3,706	1,653
Total non-interest income	28,866	18,168
Non-interest expense:
Salaries and employee benefits	36,652	28,053
Occupancy expense of premises	5,487	4,581
Equipment expenses	3,222	2,751
Marketing	1,212	1,189
Outside data services	2,283	1,582
FDIC insurance	1,492	482
Amortization of intangible assets	1,697	600
Merger and acquisition expense	45	1,454
Professional fees and services	1,731	1,826
Other expenses	14,352	5,228
Total non-interest expense	68,173	47,746
Income before income tax expense	100,001	10,287
Income tax expense	24,537	300
Net income	$75,464	$9,987

Net income per share amounts:
Basic net income per common share	$1.59	$0.29
Diluted net income per common share	$1.58	$0.28
Dividends declared per share	$0.32	$0.30

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2021	2020
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$115,241	$112,843	$113,627	$116,252	$84,966
Interest expense	9,661	11,964	15,500	13,413	19,524
Tax-equivalent net interest income	105,580	100,879	98,127	102,839	65,442
Tax-equivalent adjustment	980	1,052	643	1,325	1,108
Provision/ (credit) for credit losses	(34,708)	(4,489)	7,003	58,686	24,469
Non-interest income	28,866	32,234	29,390	22,924	18,168
Non-interest expense	68,173	61,661	60,937	85,438	47,746
Income/ (loss) before income tax expense/ (benefit)	100,001	74,889	58,934	(19,686)	10,287
Income tax expense/ (benefit)	24,537	18,227	14,292	(5,348)	300
Net income/ (loss)	$75,464	$56,662	$44,642	$(14,338)	$9,987
Financial performance:
Pre-tax pre-provision pre-merger income	$65,338	$70,403	$67,200	$61,454	$36,210
Return on average assets	2.39%	1.78%	1.38%	(0.45)%	0.46%
Return on average common equity	20.72%	15.72%	12.67%	(4.15)%	3.55%
Return on average tangible common equity	28.47%	21.89%	17.84%	(5.80)%	5.34%
Net interest margin	3.56%	3.38%	3.24%	3.47%	3.29%
Efficiency ratio - GAAP basis (1)	51.08%	46.69%	48.03%	68.66%	57.87%
Efficiency ratio - Non-GAAP basis (1)	42.65%	45.09%	45.27%	43.85%	54.76%
Per share data:
Net income/ (loss) attributable to common shareholders	$74,824	$56,194	$44,268	$(14,458)	$9,919
Basic net income/ (loss) per common share	$1.59	$1.19	$0.94	$(0.31)	$0.29
Diluted net income/ (loss) per common share	$1.58	$1.19	$0.94	$(0.31)	$0.28
Weighted average diluted common shares	47,415,060	47,284,808	47,175,071	46,988,351	34,743,623
Dividends declared per share	$0.32	$0.30	$0.30	$0.30	$0.30
Non-interest income:
Securities gains	$58	$35	$51	$212	$169
Service charges on deposit accounts	1,852	1,917	1,673	1,223	2,253
Mortgage banking activities	10,169	14,491	14,108	8,426	3,033
Wealth management income	8,730	8,215	7,785	7,604	6,966
Insurance agency commissions	2,153	1,356	2,122	1,188	2,129
Income from bank owned life insurance	680	705	708	809	645
Bank card fees	1,518	1,570	1,525	1,257	1,320
Other income	3,706	3,945	1,418	2,205	1,653
Total non-interest income	$28,866	$32,234	$29,390	$22,924	$18,168
Non-interest expense:
Salaries and employee benefits	$36,652	$36,080	$36,041	$34,297	$28,053
Occupancy expense of premises	5,487	5,236	5,575	5,991	4,581
Equipment expenses	3,222	3,121	3,133	3,219	2,751
Marketing	1,212	1,058	1,305	729	1,189
Outside data services	2,283	2,394	2,614	2,169	1,582
FDIC insurance	1,492	1,527	1,340	1,378	482
Amortization of intangible assets	1,697	1,655	1,968	1,998	600
Merger and acquisition expense	45	3	1,263	22,454	1,454
Professional fees and services	1,731	2,473	1,800	1,840	1,826
Other expenses	14,352	8,114	5,898	11,363	5,228
Total non-interest expense	$68,173	$61,661	$60,937	$85,438	$47,746
(1) The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; investment securities gains from non-interest income; and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2021	2020
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$3,652,418	$3,634,720	$3,588,702	$3,581,778	$2,241,240
Commercial owner-occupied real estate loans	1,644,848	1,642,216	1,652,208	1,601,803	1,305,682
Commercial AD&C loans	1,051,013	1,050,973	994,800	997,423	643,114
Commercial business loans	2,411,109	2,267,548	2,227,246	2,222,810	813,525
Residential mortgage loans	1,022,546	1,105,179	1,173,857	1,211,745	1,116,512
Residential construction loans	171,028	182,619	175,123	169,050	149,573
Consumer loans	493,904	517,254	521,999	558,434	453,346
Total loans	10,446,866	10,400,509	10,333,935	10,343,043	6,722,992
Allowance for credit losses	(130,361)	(165,367)	(170,314)	(163,481)	(85,800)
Loans held for sale	84,930	78,294	88,728	68,765	67,114
Investment securities	1,472,727	1,413,781	1,425,733	1,424,652	1,250,560
Interest-earning assets	12,132,405	12,095,936	11,965,915	12,447,146	8,222,589
Total assets	12,873,366	12,798,429	12,678,131	13,290,447	8,929,602
Noninterest-bearing demand deposits	3,770,852	3,325,547	3,458,804	3,434,038	1,939,937
Total deposits	10,677,752	10,033,069	9,964,969	10,076,834	6,593,874
Customer repurchase agreements	129,318	153,157	142,287	143,579	125,305
Total interest-bearing liabilities	7,423,262	7,856,842	7,643,381	8,313,546	5,732,349
Total stockholders' equity	1,511,694	1,469,955	1,424,749	1,390,093	1,116,334
Quarterly average balance sheets:
Commercial investor real estate loans	$3,634,174	$3,599,648	$3,582,751	$3,448,882	$2,202,461
Commercial owner-occupied real estate loans	1,638,885	1,643,817	1,628,474	1,681,674	1,285,257
Commercial AD&C loans	1,049,597	1,017,304	977,607	969,251	659,494
Commercial business loans	2,291,097	2,189,828	2,207,388	1,899,264	819,133
Residential mortgage loans	1,066,714	1,136,989	1,189,452	1,208,566	1,139,786
Residential construction loans	179,925	180,494	173,280	162,978	145,266
Consumer loans	496,578	515,202	543,242	575,734	465,314
Total loans	10,356,970	10,283,282	10,302,194	9,946,349	6,716,711
Loans held for sale	82,263	68,255	54,784	53,312	35,030
Investment securities	1,407,455	1,418,683	1,404,238	1,398,586	1,179,084
Interest-earning assets	12,029,424	11,882,542	12,049,463	11,921,132	7,994,618
Total assets	12,801,539	12,645,329	12,835,893	12,903,156	8,699,342
Noninterest-bearing demand deposits	3,394,110	3,424,729	3,281,607	3,007,222	1,797,227
Total deposits	10,343,190	9,999,144	9,862,639	9,614,176	6,433,694
Customer repurchase agreements	148,195	146,685	142,694	144,050	135,652
Total interest-bearing liabilities	7,742,987	7,609,829	7,969,487	8,326,909	5,612,056
Total stockholders' equity	1,477,150	1,433,900	1,401,746	1,390,544	1,130,051
Financial measures:
Average equity to average assets	11.54%	11.34%	10.92%	10.78%	12.99%
Investment securities to earning assets	12.14%	11.69%	11.91%	11.45%	15.21%
Loans to earning assets	86.11%	85.98%	86.36%	83.10%	81.76%
Loans to assets	81.15%	81.26%	81.51%	77.82%	75.29%
Loans to deposits	97.84%	103.66%	103.70%	102.64%	101.96%
Capital measures:
Tier 1 leverage (1)	9.14%	8.92%	8.65%	8.35%	8.78%
Common equity tier 1 capital to risk-weighted assets (1)	12.09%	10.58%	10.45%	10.23%	10.23%
Tier 1 capital to risk-weighted assets (1)	12.09%	10.58%	10.45%	10.23%	10.23%
Total regulatory capital to risk-weighted assets (1)	15.49%	13.93%	14.02%	13.79%	14.09%
Book value per common share	$32.04	$31.24	$30.30	$29.58	$32.68
Outstanding common shares	47,187,389	47,056,777	47,025,779	47,001,022	34,164,672
(1) Estimated ratio at March 31, 2021.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2021	2020
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$133	$—	$775	$—
Commercial owner-occupied real estate	—	—	—	515	—
Commercial AD&C	—	—	—	—	—
Commercial business	31	161	93	—	—
Residential real estate:
Residential mortgage	398	480	320	138	8
Residential construction	—	—	—	—	—
Consumer	—	—	1	—	—
Total loans 90 days past due	429	774	414	1,428	8
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	42,776	45,227	26,784	26,482	17,770
Commercial owner-occupied real estate	8,316	11,561	6,511	6,729	4,074
Commercial AD&C	14,975	15,044	1,678	2,957	829
Commercial business	13,147	22,933	17,659	20,246	10,834
Residential real estate:
Residential mortgage	9,593	10,212	11,296	11,724	12,271
Residential construction	—	—	—	—	—
Consumer	7,193	7,384	7,493	7,800	5,596
Total non-accrual loans	96,000	112,361	71,421	75,938	51,374
Total restructured loans - accruing	2,271	2,317	2,854	2,553	2,575
Total non-performing loans	98,700	115,452	74,689	79,919	53,957
Other assets and other real estate owned (OREO)	1,354	1,455	1,389	1,389	1,416
Total non-performing assets	$100,054	$116,907	$76,078	$81,308	$55,373

	For the Quarter Ended,
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Analysis of non-accrual loan activity:
Balance at beginning of period	$112,361	$71,421	$75,938	$51,374	$38,632
Purchased credit deteriorated loans designated as non-accrual	—	—	—	—	13,084
Non-accrual balances transferred to OREO	—	(70)	—	—	—
Non-accrual balances charged-off	(699)	(513)	(144)	(162)	(575)
Net payments or draws	(16,028)	(13,212)	(4,248)	(1,881)	(1,860)
Loans placed on non-accrual	421	54,735	893	27,289	2,369
Non-accrual loans brought current	(55)	—	(1,018)	(682)	(276)
Balance at end of period	$96,000	$112,361	$71,421	$75,938	$51,374

Analysis of allowance for credit losses:
Balance at beginning of period	$165,367	$170,314	$163,481	$85,800	$56,132
Transition impact of adopting ASC 326	—	—	—	—	2,983
Initial allowance on purchased credit deteriorated loans	—	—	—	—	2,762
Initial allowance on acquired PCD loans	—	—	—	18,628	—
Provision/ (credit) for credit losses	(34,708)	(4,489)	7,003	58,686	24,469
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(27)	379	21	(4)	—
Commercial owner-occupied real estate	—	—	—	—	—
Commercial AD&C	—	—	—	—	—
Commercial business	634	56	88	(463)	108
Residential real estate:
Residential mortgage	(270)	37	(6)	15	333
Residential construction	—	(1)	(2)	(1)	(2)
Consumer	(39)	(13)	69	86	107
Net charge-offs/ (recoveries)	298	458	170	(367)	546
Balance at the end of period	$130,361	$165,367	$170,314	$163,481	$85,800

Asset quality ratios:
Non-performing loans to total loans	0.94%	1.11%	0.72%	0.77%	0.80%
Non-performing assets to total assets	0.78%	0.91%	0.60%	0.61%	0.62%
Allowance for credit losses to loans	1.25%	1.59%	1.65%	1.58%	1.28%
Allowance for credit losses to non-performing loans	132.08%	143.23%	228.03%	204.56%	159.02%
Annualized net charge-offs/ (recoveries) to average loans	0.01%	0.02%	0.01%	(0.01)%	0.03%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended March 31,
	2021			2020
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$3,634,174	$38,354	4.28%	$2,202,461	$25,265	4.61%
Commercial owner-occupied real estate loans	1,638,885	18,680	4.62	1,285,257	15,206	4.76
Commercial AD&C loans	1,049,597	10,396	4.02	659,494	8,329	5.08
Commercial business loans	2,291,097	24,794	4.39	819,133	10,177	5.00
Total commercial loans	8,613,753	92,224	4.34	4,966,345	58,977	4.78
Residential mortgage loans	1,066,714	9,544	3.58	1,139,786	10,741	3.77
Residential construction loans	179,925	1,606	3.62	145,266	1,561	4.32
Consumer loans	496,578	4,545	3.71	465,314	5,156	4.46
Total residential and consumer loans	1,743,217	15,695	3.62	1,750,366	17,458	4.01
Total loans (2)	10,356,970	107,919	4.22	6,716,711	76,435	4.57
Loans held for sale	82,263	537	2.61	35,030	291	3.32
Taxable securities	915,625	3,899	1.70	972,609	6,322	2.60
Tax-advantaged securities	491,830	2,840	2.31	206,475	1,737	3.37
Total investment securities (3)	1,407,455	6,739	1.92	1,179,084	8,059	2.73
Interest-bearing deposits with banks	182,095	46	0.10	63,533	180	1.14
Federal funds sold	641	—	0.09	260	1	1.23
Total interest-earning assets	12,029,424	115,241	3.88	7,994,618	84,966	4.27

Less: allowance for credit losses	(163,229)			(61,962)
Cash and due from banks	106,259			69,618
Premises and equipment, net	56,369			58,346
Other assets	772,716			638,722
Total assets	$12,801,539			$8,699,342

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,365,652	$236	0.07%	$840,415	$697	0.33%
Regular savings deposits	444,296	56	0.05	331,119	73	0.09
Money market savings deposits	3,410,589	1,463	0.17	1,848,290	4,650	1.01
Time deposits	1,728,543	3,075	0.72	1,616,643	8,098	2.01
Total interest-bearing deposits	6,949,080	4,830	0.28	4,636,467	13,518	1.17
Other borrowings	189,851	53	0.11	236,806	580	0.99
Advances from FHLB	376,984	2,276	2.45	531,989	3,145	2.38
Subordinated debt	227,072	2,502	4.41	206,794	2,281	4.41
Total borrowings	793,907	4,831	2.47	975,589	6,006	2.48
Total interest-bearing liabilities	7,742,987	9,661	0.50	5,612,056	19,524	1.40

Noninterest-bearing demand deposits	3,394,110			1,797,227
Other liabilities	187,292			160,008
Stockholders' equity	1,477,150			1,130,051
Total liabilities and stockholders' equity	$12,801,539			$8,699,342

Tax-equivalent net interest income and spread		$105,580	3.38%		$65,442	2.87%
Less: tax-equivalent adjustment		980			1,108
Net interest income		$104,600			$64,334

Interest income/earning assets			3.88%			4.27%
Interest expense/earning assets			0.32			0.98
Net interest margin			3.56%			3.29%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.50% and 25.45% for 2021 and 2020, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.0 million and $1.1 million in 2021 and 2020, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available for sale investments are presented at amortized cost.